Exhibit 99.1

DeVry Inc. Appoints Daniel Hamburger President and Chief Operating
Officer

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--June 28, 2004--

       Ronald Taylor Takes Lead Role as Chief Executive Officer;
         Dennis Keller Remains Chairman; O. John Skubiak Named
                      President, DeVry University

    DeVry Inc. (NYSE:DV), an international higher-education company, today announced the appointment of Daniel Hamburger as its president and chief operating officer, effective July 1, 2004. Hamburger has served as executive vice president of the company since 2002. Ronald
L. Taylor will become the company's chief executive officer. Taylor currently serves as co-CEO with Dennis J. Keller, who will remain chairman of the board of directors. As part of this transition, O. John Skubiak, executive vice president of the company, will also assume the title of president of DeVry University.
    "Having successfully directed the growth of DeVry University Online and Becker Professional Review, Daniel is fully prepared for a significant expansion of his responsibilities," stated Ronald L. Taylor. "In his new role, he will assume responsibility for managing our operations and implementing plans for expansion."
    Regarding the appointment of Skubiak as president of DeVry University, Taylor added, "John Skubiak has directed the operations of DeVry University for the past two years. In addition, he has held senior management positions with Keller Graduate School of Management and DeVry Institutes for over 25 years. His record of performance in marketing, student recruitment and school operations is outstanding."
    Hamburger has extensive executive leadership experience in both high growth startups and large organizations with successful Internet and technology-based ventures. He was previously chairman and chief executive officer of Indeliq, a developer of simulation-based training software, which merged with Accenture Learning in 2002. From 1998 to 2000, Hamburger was president of W.W. Grainger's Internet Commerce Division.
    Hamburger commented, "DeVry today is an operationally strong, technologically advanced, and financially sound industry leader in post-secondary education, but we see opportunities for improvement. We will work diligently to improve our operating efficiencies, accelerate top-line growth, expand margins and positively impact the returns we generate for our shareholders."
    Ronald L. Taylor has served as the company's president and co-CEO since November 2002, as president and chief operating officer since 1980 and as a director since 1973. In 1973, Taylor and Keller co-founded Keller Graduate School of Management, which has evolved into today's DeVry Inc.
    "Ron and I have worked together successfully for over 30 years, and he has a proven ability to envision DeVry's strategy, lead and motivate our management team, and create a growth plan," said Dennis
J. Keller. "Now is an opportune time for us to move ahead with our succession plan and to separate the roles of chairman and chief executive officer, which today is widely recognized as best practice in corporate governance."
    "We believe DeVry is about to begin an exciting period in its business cycle, with the company well positioned to achieve long-term growth. These management changes will allow the company to focus on increasing undergraduate enrollment, expanding the DeVry University Center model and maintaining its leadership position in high quality post-secondary education," added Keller.

    DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.

    Certain information contained in this release may constitute forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties include, but are not limited to, market conditions, dependence on student financial aid, state and provincial approval and licensing requirements, and the other factors detailed in the company's Securities and Exchange Commission filings, including those discussed under the heading "Risk Factors" in the Company's Registration Statement on Form S-3 (No. 333-22457) filed with the SEC.

    CONTACT: DeVry Inc.
             Joan Bates, 630-574-1949 (Investor Relations)
             Jonelle Niffenegger, 630-706-3212 (Media Relations)